EXHIBIT 10.20

NOTE EXTENSION:

JIM D. TILTON, JR. hereby agrees to extend SEA TIGER, INC. 8% Convertible Debenture Due December 31, 2010 (2JT) in the amount of $15,000 until September 30. 2011.